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                                                                      Exhibit 21

                        SUBSIDIARIES OF PENTON MEDIA INC.


1.   Donohue Meehan Publishing Company, an Illinois corporation.

2. Internet World Media, Inc., a Delaware corporation, and its wholly-owned subsidiaries:

     A. Penton Business Media London Limited, a United Kingdom corporation, and its wholly-owned subsidiary:

          a. Penton Media Ireland Limited, an Ireland corporation (75% owned by Penton Business Media London Limited);

     B.   One, Inc., a Colorado corporation;

     C.   PMI Two, Inc., a Colorado corporation;

     D.   Penton Internet, Inc., a Delaware corporation.

3.   Penton Media Australia Pty. Limited, an Australian corporation.

4.   New Hope International Media Limited, a United Kingdom corporation.

5. Penton Media Holdings Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:

     A.   Service Exhibitions Limited, a United Kingdom corporation;

     B.   Equity Information Exchange Limited, a United Kingdom corporation;

     C. Penton Media Europe Limited, a United Kingdom corporation, and its wholly-owned subsidiaries:

          a. Lightspeed Integrated Media Limited, a United Kingdom corporation (60% owned by Penton Media Europe Limited);

          b. Service Management Publications Ltd., a United Kingdom corporation;

          c. Conarch IT Ltd., a United Kingdom corporation (50% owned by Penton Media Europe Limited);

          d. Hillgate Communications Limited, a United Kingdom corporation, and its wholly-owned subsidiary:

               (1) Hillgate Custom Publishing Limited, a United Kingdom corporation;

          e. Penton Media International Limited, a United Kingdom corporation, and its subsidiary, 60% owned by Penton Media International
               Limited:

               (1)  Penton Media Spain S.A., a Spain corporation.

6.   Stardust.com, a California corporation.

7. Duke Investments, Inc, a Colorado corporation, and its wholly-owned subsidiary:

     A. Duke Communications International, Inc., a Colorado corporation, and its wholly owned subsidiary:

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          a.   Penton Communications Europe Limited (formerly known as Duke
               Communications Europe), a United Kingdom corporation.

8.   PMI Three, Inc., a Delaware corporation.

9.   Tech Conferences, Inc., a Connecticut corporation.

10.  Healthwell.com, Inc., a Delaware corporation.

11. Penton Media Germany (formally known as ComMunic), GmbH Kongresse-Messen Seminare, a Germany corporation.

12.  Penton Media, S. de R.L. de C.V., a Mexico corporation.

13. Penton Media Asia Limited (65% Penton Media, Inc. and 35% Internet World Media, Inc.), a Hong Kong corporation.

14.  Penton Media France (SAS), a France corporation (50% Penton Media, Inc.).